UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2005 (September 26, 2005)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Event.

Allegheny Energy, Inc. (“Allegheny Energy”) has reached agreements in principle to settle the consolidated securities class action litigation currently pending against Allegheny Energy and certain of its former officers, as well as related shareholder derivative actions currently pending against Allegheny Energy and certain of its current and former officers and directors. The proposed settlements remain subject to a number of conditions, including the negotiation of final settlement documents and court approval following notice to shareholders and class members.

From October 2002 through December 2002, plaintiffs claiming to represent purchasers of Allegheny Energy’s securities filed 14 putative class actions against Allegheny Energy and several of its former senior managers in U.S. District Courts for the Southern District of New York and the District of Maryland. Those fourteen actions have been consolidated before the U.S. District Court in Maryland. Plaintiffs in the consolidated securities class action allege in their amended complaint that the defendants violated federal securities laws by failing to disclose weaknesses in the energy marketing and trading business that Allegheny Energy purchased from Merrill Lynch, as well as other internal control and accounting deficiencies. Under the proposed settlement in the consolidated securities class action, the action will be dismissed with prejudice in exchange for a cash payment of $15.05 million, which will be made by Allegheny Energy’s insurance carrier.

In June 2003, a related shareholder derivative action was filed against Allegheny Energy’s Board of Directors and several former senior managers in New York state court. In April 2005, a similar shareholder derivative action was filed against Allegheny Energy’s Board of Directors and several former senior managers and former directors in the U.S. District Court for the District of Maryland. Pursuant to the proposed settlement of the shareholder derivative actions, those actions will be dismissed with prejudice in exchange for a cash payment of $450,000, which will be made by Allegheny Energy’s insurance carrier, and Allegheny Energy’s agreement to adopt certain corporate governance changes.

In connection with the settlements, Allegheny Energy and the other settling defendants continue to deny any and all allegations of wrongdoing, and, if the settlements are approved, they will receive a full release of all claims asserted in the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: September 30, 2005	By:	/s/ Hyun Park
	Name: Title:	Hyun Park Vice President, General Counsel and Secretary